UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2009

Victory Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33419	20-8218483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 West Broadway, PMB 402, Jackson, Wyoming	83001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (307) 734-2645

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, VICTORY ACQUISTION CORP. (“VICTORY”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING VICTORY SECURITIES, REGARDING ITS ACQUISITION OF TOUCHTUNES CORPORATION (“TOUCHTUNES”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, AS AMENDED, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

CITIGROUP GLOBAL MARKETS, INC. (“CITIGROUP”), THE MANAGING UNDERWRITER OF VICTORY’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN APRIL 2007, IS ASSISTING VICTORY IN THESE EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. ADDITIONALLY, THE UNDERWRITERS DEFERRED $10,560,000 OF THE COMMISSIONS OWED TO THEM IN CONNECTION WITH THE IPO UNTIL THE CLOSING OF VICTORY’S BUSINESS COMBINATION. VICTORY AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND CITIGROUP MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF VICTORY STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF VICTORY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ VICTORY’S REGISTRATION STATEMENT CONTAINING A PRELIMINARY PROXY STATEMENT/PROSPECTUS AND FINAL REGISTRATION STATEMENT CONTAINING A DEFINITIVE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH VICTORY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS/PROSPECTUSES WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ VICTORY’S FINAL PROSPECTUS, DATED APRIL 24, 2007, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE VICTORY OFFICERS AND DIRECTORS AND OF CITIGROUP AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO VICTORY STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: VICTORY ACQUISTION CORP., 970 WEST BROADWAY, PMB 402, JACKSON, WYOMING 83001. THE REGISTRATION STATEMENT CONTAINING THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (HTTP://WWW.SEC.GOV).

Explanatory Note

This Amendment to the Current Report on Form 8-K, dated March 23, 2009 (“Form 8-K”), filed by Victory Acquisition Corp. (“Victory”) on March 24, 2009 relating to the proposed acquisition by Victory of TouchTunes Corporation (“TouchTunes”) is being filed to correct certain information contained in such Form 8-K. Unless otherwise indicated below, the information contained in the Form 8-K remains unchanged.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Consideration

The holders of common stock of TouchTunes will receive in the merger 28,340,561 shares of Victory common stock. Additionally, all outstanding TouchTunes’ options and warrants shall be cancelled and substituted with options and warrants of similar tenor to purchase an aggregate of 6,605,978 shares of Victory common stock, of which options and warrants to purchase 4,659,579 shares are vested as of March 23, 2009 . The holders of common stock of TouchTunes will also have the right to receive up to an additional 8,016,265 shares (“EBITDA Shares”) of Victory common stock if the combined company’s earnings before interests, taxes, depreciation and amortization (EBITDA) exceeds an aggregate of $50 million for any two consecutive quarters during the period ending on the fifth anniversary of the closing of the merger. The EBITDA Shares will be issued at the closing of the merger and will be placed in escrow until they are earned. If the EBITDA target is not met, the EBITDA Shares shall be returned to Victory for cancellation. If the EBITDA target is met, the TouchTunes’ options shall also be adjusted to purchase an additional 2,103,523 shares of Victory common stock, of which 1,483,736 EBITDA Shares relate to vested options and warrants as of March 23, 2009.

Indemnification of Victory

To provide a fund for payment to Victory with respect to its post-closing rights to indemnification under the Merger Agreement there will be placed in escrow (with an independent escrow agent) 2,834,056 of the shares issuable to the holders of TouchTunes common stock at closing (“Indemnity Escrow Fund”). Other than as described below, the escrow will be the sole remedy for Victory for its rights to indemnification under the Merger Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by Victory once its damages exceed a $500,000 deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the escrowed funds. Other than with respect to claims of fraud or intentional or willful misrepresentation or omission, the escrow will be the sole remedy for Victory for its rights to indemnification pursuant to the merger agreement. Claims for indemnification may be asserted against the escrow by Victory once its damages exceed a deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the escrowed funds. Claims for indemnification may be asserted until thirty (30) days after the date on which Victory has filed its annual report on Form 10-K for the fiscal year ending December 31, 2009 but in no event later than April 30, 2010.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Reorganization, dated as of March 23, 2009 by and among Victory Acquisition Corp., VAC Merger Sub, Inc., TouchTunes Corporation and VantagePoint CDP Partners, L.P.*

10.1	Forms of Escrow Agreements.*

10.2	Forms of Lock-up Agreements.*

10.3	Form of Voting Agreement.*

99.1	Press release of Victory Acquisition Corp. dated March 24, 2009.*

99.2	Investor Presentation.*

99.3	TouchTunes Unaudited Financial Statements.*

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2009	VICTORY ACQUISITION CORP.

	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President